Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE
OF
INCORPORATION
OF
DUCOMMUN LABARGE TECHNOLOGIES, INC.
ARTICLE I
NAME OF CORPORATION
     The name of the Corporation (the “Corporation”) is:
Ducommun LaBarge Technologies, Inc.
ARTICLE II
REGISTERED OFFICE
     The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington 19808, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.
ARTICLE III
PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
AUTHORIZED CAPITAL STOCK
     The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is 100 shares, and each such share shall have a par value of $0.001.
ARTICLE V
BOARD POWER REGARDING BYLAWS
     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

ARTICLE VI
ELECTION OF DIRECTORS
     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
ARTICLE VII
LIABILITY
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
ARTICLE VIII
CORPORATE POWER
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
ARTICLE IX
INCORPORATOR
     The name and mailing address of the incorporator of the Corporation is:
      R.G. Dickerson
229 South State Street
Dover, DE

2